UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 6, 2008
GENTA INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	000-19635	33-0326866

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

200 Connell Drive, Berkeley Heights, NJ	07922

(Address of Principal Executive Offices)	(Zip Code)
(908) 286-9800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On October 6, 2008, Genta Incorporated, a Delaware corporation (the “Company”), held its 2008 Annual Meeting of Stockholders (the “Annual Meeting”). The total number of outstanding shares of common stock entitled to vote at the Annual Meeting was 36,760,558. The Company’s stockholders were asked to consider and vote upon the following two proposals:
(i) to elect five Directors to the Company’s Board of Directors to serve a one-year term expiring at the next Annual Meeting of Stockholders and until such Director’s successor shall have been elected and qualified; and
(ii) to approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of capital stock available for issuance from 255,000,000, consisting of 250,000,000 shares of common stock and 5,000,000 shares of preferred stock, to 6,005,000,000, consisting of 6,000,000,000 shares of common stock and 5,000,000 shares of preferred stock.
On October 6, 2008, the inspector of election certified the results of the vote as follows:
Proposal 1

Name of Board Nominee	For	Withheld
Martin J. Driscoll	23,814,486	1,631,824
Christopher P. Parios	23,819,431	1,626,879
Daniel D. Von Hoff	23,800,102	1,646,208
Raymond P. Warrell, Jr.	23,768,345	1,677,965
Douglas G. Watson	23,826,234	1,620,076

	For	Against	Abstain
Proposal 2	20,900,129	4,341,140	205,041
For Proposal 1, each Nominee received the affirmative vote of a plurality of the shares of Common Stock cast by the stockholders present in person or represented by proxy at the Annual Meeting. For Proposal 2, the Company received the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock. Therefore, each proposal was approved by the requisite number of votes at the Annual Meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
By:	/s/ Gary Siegel
Gary Siegel
Vice President, Finance

Dated: October 7, 2008